                              CONFIRMING STATEMENT

     This Statement  confirms that the undersigned has authorized and designated the Chief  Financial  Officer or the  Director  of  Compensation  and Benfits of

Interland,  Inc. to execute and file on the undersigned's  behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file  with  the U.S.  Securities  and  Exchange  Commission  as a result  of the undersigned's ownership of or transactions in securities of Interland,  Inc. The authority of the Chief  Financial  Officer or the Director of  Compensation  and

Benfits  of  Interland,  Inc.  under this  Statement  shall  continue  until the undersigned  is no longer  required  to file Forms 3, 4 and 5 with regard to the undersigned's  ownership of or  transactions  in securities of Interland,  Inc.,

unless earlier revoked in writing.  The undersigned  acknowledges that the Chief

Financial Officer or the Director of Compensation and Benfits of Interland, Inc.

is not assuming any of the undersigned's responsibilities to comply with Section

16 of the Securities Exchange Act of 1934.

Dated as of April 15, 2004                 /s/ Richard A. Pitrolo

                                           ------------------------------------

                                           Richard A. Pitrolo